SECOND AMENDMENT

                                        TO THE
                                EMPLOYEES' RETIREMENT PLAN
                                          OF
                                EASTERN UTILITIES ASSOCIATES
                                AND ITS AFFILIATED COMPANIES

        WHEREAS, Eastern Utilities Associates (the "Employer") previously established the Employees' Retirement Plan of Eastern Utilities Associates and Its Affiliated Companies (the "Plan");

        WHEREAS, the Employer amended and restated the Plan effective January 1, 1989;

        WHEREAS, EUA Cogenex Corporation has notified the Employer of its intent to terminate its status as a Participating Employer under the Plan effective April 1, 1997;

        WHEREAS, the Employer has approved the discontinuance of EUA Cogenex Corporation as a Participating Employer under the Plan effective April 1, 1997;

        WHEREAS, the Employer has resolved to eliminate credit for past service with another utility company; and

        WHEREAS, the Employer has reserved the right to amend the Plan from time to time under Section 12.1 of the Plan;

        NOW, THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended, effective as of 12:00 a.m. April 1, 1997, as follows:

1. Section 1.32 is amended by deleting the same in its entirety and by substituting therefore the following:

        "1.32     "Participating Employer" shall mean the Employer and any
other Affiliated Employer which has elected to participate in the Plan pursuant to the provisions under Article XV. The Retirement Board shall maintain a schedule of Participating Employers as part of the Plan. Effective 12:00 a.m. April 1, 1997, EUA Cogenex Corporation has withdrawn as Participating Employers under the Plan."

2. Section 2.3 of the Plan is hereby amended by deleting Paragraph (d) in its entirety and substituting therefore the following:

        "(d)    Credited Service shall only be granted hereunder for any period of time during which an individual:

                (1) is in a class of Employees which is eligible to participate in the Plan; except that for an Employee who was hired prior to January 1, 1989, Credited Service shall be granted for any period of time on and after such Employee's attainment of age 21 provided he otherwise satisfied the requirements of Section 2.1(b) and (c), and

                (2)     is employed by a Participating Employer.

                In no event shall Credited Service be earned by a Participant after the withdrawal of an Affiliated Employer as a Participating Employer."

3. Section 2.6 of the Plan is hereby amended by adding the following paragraph (c) at the end thereof:

        "(c)    Notwithstanding anything to the contrary in Section 2.6(a) and
(b) above, no Employee whose first Hour of Service with an Affiliated Employer occurs on or after April 1, 1997 shall be eligible to receive past service credit based on employment with a former employer under this Section 2.6."

4. Section 2.8 of the Plan is hereby amended by deleting the same in its entirety and by substituting therefore the following:

        "2.8    Transfer to Ineligible Status.  Any individual who ceases to be eligible to participate in the Plan by reason of (i) transfer of employment to an Affiliated Employer which is not a Participating Employer, (ii) a change in employment classification or (iii) the termination of an Affiliated Employer's status as a Participating Employer hereunder, either prior to or subsequent to commencement of his participation in this Plan, shall be credited with Years of Service during such period of employment pursuant to Section 2.2, solely for purposes of vesting and eligibility for benefits. Such Participant shall be entitled only to benefits under the provisions of the Plan as in effect while he is eligible to participate in the Plan. Credited Service shall only be earned for period during which the Employee is eligible to participate in the Plan."

5.      A new Article XV is added to the Plan as follows:

"ARTICLE XV     PARTICIPATING EMPLOYERS

        15.1 Adoption of Plan by a Participating Employer. Any Affiliated Employer, whether or not presently existing, may adopt the Plan with respect to all or some of its employees after the Board authorizes the participation of such employer in the Plan. The Board authorization shall set forth the date on which the Affiliated Employer may begin to participate in the Plan and any special restrictions or requirements applicable to the Affiliated Employer's participation in the Plan. An Affiliated Employer becomes a Participating Employer under the Plan following such authorization by appropriate action of its board of directors (or noncorporate counterpart) to adopt the Plan.

        15.2            Plan Provisions Applicable to Participating Employer.
The provisions of the Plan shall apply equally to each Participating Employer and its Employees except as specifically set forth in the Plan.

        15.3            Termination of Participation in the Plan.

        (a) A Participating Employer may, but only with the consent of the Board, suspend or discontinue its contributions under the Plan or terminate its participation in the Plan by giving not less than 30 days' written notice to that effect to the Retirement Board.

        (b) The Board may, in its sole discretion, terminate a Participating Employer's participation in the Plan at any time without consent or approval of such employer.

        (c) In the event of the termination of the participation in this Plan of a Participating Employer under Section 15.3(a) or (b) above, the Retirement Board may direct that the part of the Fund which it determines to be attributable to contributions of such Participating Employer be segregated by the Trustee and held by it as a separate fund. Any such separate fund shall be distributed in the manner provided in Section 12.3 (in case of the plan termination) or continued as a separate plan, as such Participating Employer may direct.

        15.4 Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Participating Employers shall constitute a single plan rather than a separate plan of each Participating Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their Beneficiaries."

        IN WITNESS WHEREOF, EASTERN UTILITIES ASSOCIATES has caused this instrument to be executed and delivered on its behalf by the undersigned on this 17 day of March, 1997.



ATTEST:                                         EASTERN UTILITIES ASSOCIATES


/s/Clifford J. Hebert, Jr.                    By: /s/John R. Stevens
       Secretary

                                              Its: President

(Corporate Seal)